Exhibit 13.1

Wipro Limited

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Srinivas Pallia, Chief Executive Officer and Managing Director of Wipro Limited, hereinafter referred to as the Company, certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(i)
the Annual Report of the Company on Form 20-F for the fiscal year ended March 31, 2025, as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii)
information contained in such Annual Report on Form 20-F fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Srinivas Pallia
Srinivas Pallia
Chief Executive Officer and Managing Director
(Principal Executive Officer)

I, Aparna C. Iyer, Chief Financial Officer of Wipro Limited, hereinafter referred to as the Company, certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(i)
the Annual Report of the Company on Form 20-F for the fiscal year ended March 31, 2025, as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii)
information contained in such Annual Report on Form 20-F fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Aparna C. Iyer
Aparna C. Iyer
Chief Financial Officer
(Principal Financial Officer)

Date: May 22, 2025